SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 15, 2003

Commission File Number:  0-21660

PAPA JOHN’S INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or other jurisdiction of	(I.R.S. Employer identification
incorporation or organization)	number)

2002 Papa John’s Boulevard
Louisville, Kentucky 40299-2334
(Address of principal executive offices)

(502) 261-7272

(Registrant’s telephone number, including area code)

Item 5. Other Events

On May 15, 2003, Papa John’s International, Inc., announced that at its Annual Meeting of Stockholders, two new directors, Olivia F. Kirtley and Norborne P. Cole, Jr., were elected to its board of directors and two other directors, Jack A. Laughery and Michael W. Pierce, were reelected.  O. Wayne Gaunce and Charles W. Schnatter stepped off the board with the election of the new directors.

Item 7. Financial Statements and Exhibits

(c)        Exhibits

Exhibit
Number	Description

99.1	Papa John’s International, Inc. press release dated May 15, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPA JOHN’S INTERNATIONAL, INC.

(Registrant)

Date: May 19, 2003	/s/ J. David Flanery
J. David Flanery
Senior Vice President of Finance and Principal Accounting Officer